UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2017, Imprimis Pharmaceuticals, Inc. and its wholly owned subsidiaries ImprimisRx PA, Inc. and ImprimisRx CA, Inc. (collectively, the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Creative Pharmacy Solutions Central, LLC (the “Buyers”). Under the terms of the Agreement, the Company has agreed to sell substantially all its assets associated with its sinus related business, including but not limited to, certain intellectual property rights, trademarks, copyrights, inventories, equipment, customer lists, databases, permits, licenses, and assignment of the Company’s lease obligation for its Pennsylvania based pharmacy (the “Assets”), for a total purchase price of approximately $450,000.

Under the terms of the Agreement, the Buyers are obligated, upon the closing, to pay to the Company an aggregate cash amount of $40,000. In addition, the Buyers are obligated to pay the remaining $410,000 in the form of a sellers note that will bear interest at 6% per annum (the “Sellers Note”). The Buyers will make forty-eight (48) monthly cash payments to the Company of $9,628.86 each over the four years following the closing, totaling $462,185.28; provided however, that the Buyer will have the option to make a one-time payment of $365,000 any time prior to December 31, 2017, and the Company will waive any remaining amounts due of the Seller Note. The principal amount of the Seller Note may also be reduced by $125,000, if after a period of 60 days following the close, certain revenues associated with the Assets are less than 60% of the revenues associated with the Assets 60 days prior to the close of the transaction. The closing of this transaction is expected to occur on or around July 17, 2017, subject to customary terms and conditions

The foregoing is only a brief description of the Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K, including the exhibits filed with this Form 8-K, contains certain forward-looking statements regarding the proposed transaction between the Company and the Buyers. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the expected benefits of the transaction; and general regulatory developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, which identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in the Company’s other filings. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: June 29, 2017	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer